Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated September 14, 2021, relating to the financial statements of Argus Capital Corp. appearing in Amendment No. 5 to Registration Statement on Form S-1, File No. 333-258090.

/s/ WithumSmith+Brown, PC

New York, New York
September 21, 2021